UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 20, 2005

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 20, 2005, Titan Pharmaceuticals, Inc. (the “Company”) sold 403,356 shares of its common stock to Cornell Capital Partners, L.P. (“Cornell”) under the terms of the Standby Equity Distribution Agreement dated September 28, 2005 (“the Agreement”) currently in effect, for aggregate gross proceeds of $500,000, or $1.2396 per share. The per share price was the daily volume weighted average price of the Company’s common stock on December 14, 2005 which was the lowest average price during the five trading days following the draw-down notice to Cornell, as set forth in the Agreement. In connection with the issuance, the Company paid Cornell a fee of $25,000 and Yorkville Advisors Management, LLC a fee of $500. The shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, because the shares were issued to a sophisticated entity in a private transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

Date: December 27, 2005	By:	/s/ Robert E. Farrell
Name: Robert E. Farrell
Title: Chief Financial Officer